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                                                                   EXHIBIT 8.2


                       OPINION OF CONYERS DILL & PEARMAN

                            CONYERS DILL & PEARMAN
                               Clarendon House
                               2 Church Street
                               P.O. Box HM 666
                                Hamilton HM CX
                                   Bermuda

                                                            September 23, 1999


White Mountains Insurance Group, Inc.
White Mountains Insurance Group (Arizona) Inc.
80 South Main Street
Hanover
New Hampshire 03755-2053
U.S.A.

Dear Sirs:

White Mountains Insurance Group (Arizona), Inc. - Continuance to Bermuda

          We have acted as special legal counsel in Bermuda to White Mountains Insurance Group, Inc. and White Mountains Insurance Group (Arizona), Inc. (the "Company") in connection with the proposed reorganisation of White Mountains Insurance Group, Inc. and the continuance of the Company to Bermuda as a Bermuda company as more fully described in the Registration Statement (as defined below).

          For the purposes of giving this opinion, we have examined the registration statement on Form S-4 filed with the US Securities and Exchange Commission (the "Registration Statement", which term does not include any exhibits thereto or any documents incorporated therein by reference) on September 23, 1999 in respect of the 6,184,291 common shares of the Company par value US$1.00 each (the "Shares"). We have also reviewed copies of the Company's memorandum of continuance and bye-laws and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

          We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the accurateness and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that immediately prior to the continuance of the Company in Bermuda, the Shares will be duly authorised, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

          We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in

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accordance with the laws of Bermuda and is limited to and is given on the basis of the current law in practice in Bermuda. This opinion may be incorporated by reference in any further registration statements relating to the registration of additional common shares of the Company, provided we have expressly consented in writing to such incorporation in the registration statement in question.

                  On the basis of, and subject to, the foregoing, we are of the opinion that the statements in the Registration Statement under the heading "Bermuda Tax Consequences" to the extent that they constitute matters of Bermuda law, or Bermuda law conclusions, are accurate in all material respects.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the sections "Bermuda Tax Consequences" and "Legal Matters".

                                                 Yours faithfully,

                                                 /s/ CONYERS DILL & PEARMAN

                                                 CONYERS DILL & PEARMAN